ARTICLES OF AMENDMENT
                                       BY
                                  SHAREHOLDERS
                        OF THE ARTICLES OF INCORPORATION
                                       OF
                            HUTSON'S AG SERVICE, INC.


TO THE SECRETARY OF STATE OF KENTUCKY:

     Pursuant to the provisions of Chapter 271B of the Kentucky Revised Statutes, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

     1. The name of the corporation is Hutson's AG Service, Inc.

     2. On April 22, 1999, the corporation adopted the following amendment of its Articles of Incorporation:

     The name of the Corporation shall be Royster-Clark Hutson, Inc.

     3. If not contained in the amendment itself, the manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be implemented as follows:

        Not Applicable

     4. The foregoing amendment was adopted by unanimous written consent of the sole Shareholder of the corporation dated as of April 22, 1999.

     5. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date it will be effective is:

        Effective upon filing.

                                            HUTSON'S AG SERVICE, INC.



                                            By: /s/ Walter R. Vance
                                                -------------------------------
                                                Walter Vance
                                                Secretary and Treasurer